As filed with the U.S. Securities and Exchange Commission on June 11, 2013

            Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REXAHN PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3516358 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455
 Rockville, Maryland 20850
(240) 268-5300

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan
 (Full name of plan)

Peter Suzdak
Chief Executive Officer
Rexahn Pharmaceuticals, Inc.
15245 Shady Grove Road, Suite 455
Rockville, Maryland 20850
(240) 268-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service for Co-Registrants)

with copies to:
Hwan Kim, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037-1350
(202) 457-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common stock, par value $0.0001 per share	17,000,000	$0.40	$6,800,000	$928.00

(1)	Covers 17,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), approved for issuance under the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “Plan”) and, pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2)	Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Stock being registered hereunder has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the NYSE AMEX on June 6, 2013, which is a date within five business days of the date that this Registration Statement was filed.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

EXPLANATORY NOTE
Rexahn Pharmaceuticals, Inc. (the “Company”) is hereby registering under this registration statement on Form S-8 (the “Registration Statement”) an aggregate of 17,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance pursuant to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “Plan”) that was approved by the Company’s stockholders on June 10, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (“Securities Act”),  and the introductory note to Part I of the Securities and Exchange Commission’s (the “Commission”) Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

(a)            The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, or 2012 Annual Report on Form 10-K, filed on March 22, 2013.

(b)            The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 9, 2013.

(c)            The Company’s Current Reports on Form 8-K, filed on January 22, 2013, March 29, 2013 and June 11, 2013.

(d)            The Company’s definitive annual meeting proxy statement, filed on April 22, 2013 (only those portions that have been incorporated by reference in the 2012 Annual Report on Form 10-K).

(e)            The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A (File No. 001-34079), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 23, 2008.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission; provided, however, that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The following is a summary of relevant provisions of our amended and restated certificate of incorporation, and certain provisions of the General Corporation Law of the State of Delaware (“DGCL”).  For more information, the full text of these documents should be read in their entirety, including the amended and restated certificate of incorporation which has been filed with the Commission.

The Company is incorporated under the laws of the state of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The DGCL provides that any indemnification must be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct.  Such determination must be made, with respect to person who is a director or officer at the time of such determination, (1) by a majority of our directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by our stockholders.

The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company has adopted provisions in its Amended and Restated Bylaws that in effect provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company's Amended and Restated Certificate of Incorporation limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws. We have also entered into agreements with our directors and certain of our executive officers that require us to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by Delaware law. The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information please see the full text of our Amended and Restated Certificate of Incorporation, filed as Appendix G to our definitive proxy statement on Schedule 14A dated April 29, 2005.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Patton Boggs LLP as to the legality of the securities being registered

10.1	Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (1)

23.1	Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (located on the signature page to the Registration Statement)

(1)	Incorporated by reference to Appendix A to the Registrant’s definitive annual meeting proxy statement filed with the Commission on April 22, 2013.

Item 9.      Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 11, 2013.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Peter Suzdak
Peter Suzdak
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing this Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, does hereby constitute and appoint Peter Suzdak and Tae Heum Jeong, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on June 11, 2013.

Signature	Title

/s/ Peter Suzdak	Chief Executive Officer and Director
Peter Suzdak	(Principal Executive Officer)

Signature	Title

/s/ Tae Heum Jeong	Chief Financial Officer and Secretary
Tae Heum Jeong	(Principal Financial and Accounting Officer)

/s/ Chang H. Ahn	Chairman of the Board of Directors and Chief
Chang H. Ahn	Scientist

/s/ Charles Beever	Director
Charles Beever

/s/ Kwang Soo Cheong	Director
Kwang Soo Cheong

/s/ David McIntosh	Director
David McIntosh

/s/ Peter Brandt	Director
Peter Brandt

/s/ Si Moon Hwang	Director
Si Moon Hwang

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Patton Boggs LLP as to the legality of the securities being registered

10.1	Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (1)

23.1	Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (located on the signature page to the Registration Statement)

(1)	Incorporated by reference to Appendix A to the Registrant’s definitive annual meeting proxy statement filed with the Commission on April 22, 2013.